369,750 - 500,250 Shares
                    (subject to increase up to 575,288 shares
                      in the event of an oversubscription)

                             STEELTON BANCORP, INC.
                          (a Pennsylvania corporation)

                                  COMMON STOCK
                           ($0.10 Par Value Per Share)

                      Subscription Price: $10.00 Per Share

                                AGENCY AGREEMENT
                                                          _______________ , 1999

Capital Resources, Inc.
1211 Connecticut Avenue, N.W.
Suite 200
Washington, D.C. 20036

Ladies and Gentlemen:

         Steelton Bancorp, Inc. (the "Company") and Mechanics Savings and Loan, FSA, a federally chartered mutual savings and loan association (the "Association"), with its deposit accounts insured by the Savings Association Insurance Fund ("SAIF") administered by the Federal Deposit Insurance Corporation ("FDIC"), hereby confirm their agreement with Capital Resources, Inc. ("Capital Resources") as follows:

         SECTION 1. The Offering. The Association, in accordance with and pursuant to its plan of conversion adopted by the Board of Directors of the Association (the "Plan"), intends to be converted from a federally chartered mutual savings and loan association to a federally chartered stock savings and loan association and will sell all of its issued and outstanding stock to the Company. The Company will offer and sell its common stock (the "Common Stock") in a subscription offering ("Subscription Offering") to (1) depositors of the Association as of December 31, 1997 ("Eligible Account Holders"), (2) tax qualified employee benefit plans of the Association, (3) depositors of the Association as of March 31, 1999 ("Supplemental Eligible Account Holders"), and
(4) certain other members of the Association ("Other Members") pursuant to rights to subscribe for shares of Common Stock (the "Shares"). Subject to the prior subscription rights of the above-listed parties, and, depending on market conditions, the Company may also offer the Common Stock for sale to persons residing in communities near the Association's Offices in a community offering and syndicated community offering (the "Community Offering") conducted after the Subscription Offering and the Company may offer its Common Stock for sale in a public offering to selected persons (the "Public Offering,") conducted after the Community Offering. The Public Offering, the Community Offering and Subscription Offering are refereed to collectively as the "Offering," and all such Offerees being referred to in the aggregate as "Eligible Offerees." Shares may also be sold in the Public Offering by a selling group of broker-dealers organized and managed by Capital Resources. It is acknowledged that the purchase of Shares in the Offering is subject to maximum and minimum purchase limitations as described in the Plan and that the Company may reject in whole or in part any subscriptions received from subscribers in the Public Offering or Direct Community Offering.

     The Company and the Association desire to retain Capital Resources to assist the Company with its sale of the Shares in the Offering. By and through this Agreement, the Company and the Association confirm the retention of Capital Resources to assist the Company and the Association during the Offering.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form SB-2 (File No.___________) containing an offering prospectus relating to the Offering for the registration of the Shares under the Securities Act of 1933, as amended (the "1933 Act"), and has filed such amendments thereto, if any, and such amended prospectuses as may have been required to the date hereof (the "Registration Statement"). The prospectus, as amended, included in the Registration Statement at the time it initially becomes effective, is hereinafter called the "Offering Prospectus", except that if any prospectus is filed by the Company pursuant to Rule 424(b) or
(c) of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") differing from the offering prospectus included in the Registration Statement at the time it initially becomes effective, the term "Offering Prospectus" shall refer to the offering prospectus filed pursuant to Rule 424(b) or (c) from and after the time said offering prospectus is filed with or mailed to the Commission for filing.

         In accordance with Title 12, Part 563b of the Code of Federal Regulations (the "Conversion Regulations"), the Association has filed with the Office of Thrift Supervision (the "OTS") an Application for Approval of Conversion on Form AC (the "Conversion Application") including the Offering Prospectus and has filed such amendments thereto, if any, as may have been required by the OTS. The Conversion Application has been approved by the OTS. The Company has filed with the OTS its application on Form H-(e)1-S (the "Holding Company Application") to acquire the Association under the Home Owners' Loan Act, as amended (12 U.S.C. '1467a) ("HOLA").

     SECTION 2. Retention of Capital Resources; Compensation; Sale and Delivery of the Shares. Subject to the terms and conditions herein set forth, the Company and the Association hereby appoint Capital Resources as their agent to advise and assist the Company and the Association with the Company's sale of the Shares in the Offering.

         On the basis of the representations, warranties, and agreements herein contained, but subject to the terms and conditions herein set forth, Capital Resources accepts such appointment and agrees to consult with and advise the Company and the Association as to matters relating to the Conversion and the Offering. It is acknowledged by the Company and the Association that Capital
Resources shall not be required to purchase any Shares and shall not be obligated to take any action which is inconsistent with any applicable laws, regulations, decisions or orders. If requested by the Company or the Association, Capital Resources also may assemble and manage a selling group of broker dealers which are members of the National Association of Securities Dealers, Inc. (the "NASD") to participate in the solicitation of purchase orders for Shares under a selected dealers' agreement ("Selected Dealers' Agreement"). A form of Selected Dealers' Agreement is annexed as Exhibit B. The obligations of Capital Resources pursuant to this Agreement shall terminate upon the completion or termination or abandonment of the Plan by the Company or the Association, or if the terms of the Conversion are substantially amended so as to materially and adversely change the role of Capital Resources, but in no event later than 45 days after the completion of the Offering (the "End Date"). All fees due to Capital Resources but unpaid will be payable to Capital Resources in next day funds at the earlier of the Closing Date (as hereinafter defined) or the End Date. In the event the Offering is extended beyond the End Date, the Company, the Association and Capital Resources may agree to renew this Agreement under mutually acceptable terms.

         In the event the Company is unable to sell a minimum of $3,697,500 of Common Stock within the period herein provided, this Agreement shall terminate, and the Company shall refund to any persons who have subscribed for any of the Shares, the full amount which it may have received from them plus accrued interest as set forth in the Offering Prospectus; and none of the parties to this Agreement shall have any obligation to the other parties hereunder, except as set forth in this Section 2 and in Sections 7, 9 and 10 hereof.

         In the event the closing does not occur, the Conversion is terminated or otherwise abandoned, or the terms of the Conversion are substantially amended so as to materially and adversely change the role of Capital Resources, Capital Resources shall be entitled to retain any compensation already received for consulting services prior to the closing, and shall be reimbursed for all reasonable legal fees and actual, accountable out-of-pocket expenses subject to the limits set forth in paragraph (b) below for rendering financial advice to the Association concerning the structure of the Conversion, preparing a market and financial analysis, performing due diligence and assisting in the preparation of the Application for Conversion and the Registration Statement, which shall be paid upon such termination, abandonment or amendment or within five days of such event.

         If all conditions precedent to the consummation of the Conversion, including, without limitation, the sale of all Shares required by the Plan to be sold, are satisfied, the Company agrees to issue or have issued the Shares sold in the Offering and to release for delivery certificates for such Shares on the Closing Date (as hereinafter defined) against payment to the Company by any means authorized by the Plan, provided, however, that no certificates shall be released for such shares until the conditions specified in Section 7 hereof shall have been complied with to the reasonable satisfaction of Capital Resources and its counsel. The release of Shares against payment therefor shall be made on a date and at a time and place acceptable to the Company, the Association and Capital Resources. The date upon which the Company shall release or deliver the Shares sold in the Offering, in accordance with the terms hereof, is herein called the "Closing Date."

         Capital Resources shall receive the following compensation for its services hereunder:

     (a) a marketing fee in the amount of $75,000 (of which $15,000 was paid on execution of the engagement letter dated January 25, 1999 and $15,000 was paid on regulatory approval of the Conversion Application for consulting work performed prior to the Offering, and the balance will be paid upon closing of the Conversion).

         (b)  Capital   Resources   shall  be  reimbursed   for  all  reasonable
out-of-pocket expenses, including, but not limited to, legal fees, travel, communications and postage, incurred by it whether or not the Conversion is successfully completed as set forth in Section 7 hereof. Reimbursement for Capital Resources' legal and other expenses shall not exceed $25,000, unless otherwise approved by the Association. Capital Resources shall be reimbursed promptly for all out-of-pocket expenses upon receipt by the Company or the Association of a monthly itemized bill summarizing such expenses since the date of the last bill, if any, to the date of the current bill.

     (c) In the event other broker-dealers are assembled and managed by Capital Resources to participate in the sale of the shares pursuant to a Selected Dealers' Agreement or other arrangement, the Company and the Association will enter into a separate agreement for the payment of selected dealers' commissions.

         All subscription funds received by Capital Resources (and if by check shall be made payable to the Company) or by other NASD registered broker-dealers soliciting subscriptions (if any) shall be transmitted (either by U.S. Mail or similar type of transmittal) to the Company by noon of the following business day.

     SECTION 3. Offering Prospectus; the Offering. The Shares are to be offered in the Offering at the Purchase Price as set forth on the cover page of the Offering Prospectus.

     SECTION 4. Representations and Warranties. The Company and the Association jointly and severally represent and warrant to Capital Resources as follows:

     (a) The Registration Statement was declared effective by the Commission on __________, 1999. At the time the Registration Statement, including the Offering Prospectus contained therein (including any amendment or supplement thereto), became effective, the Registration Statement complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the
Registration Statement, including the Offering Prospectus contained therein (including any amendment or supplement thereto), any Blue Sky Application or any Sales Information (as such terms are defined previously herein or in Section 8 hereof) authorized by the Company or the Association for use in connection with the Offering did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and at the time any Rule 424(b) or (c) Offering Prospectus was filed with the Commission for filing and at the Closing Date referred to in
Section 2, the Registration Statement including the Offering Prospectus contained therein (including any amendment or supplement thereto), any Blue Sky Application or any Sales Information (as such terms are defined previously herein or in Section 8 hereof) authorized by the Company or the Association for use in connection with the Offering will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 4(a) shall not apply to statements in or omissions from such Registration Statement or Offering Prospectus made in reliance upon and in conformity with written information furnished to the Company or the Association by Capital Resources expressly regarding Capital Resources for use under the caption "The Offering-Plan of Distribution/Marketing Arrangements."

         (b) The Conversion Application, including the Offering Prospectus, was approved by the OTS on _____________, 1999. At the time of the approval of the Conversion Application, including the Offering Prospectus, by the OTS (including any amendment or supplement thereto) and at all times subsequent thereto until the Closing Date, the Conversion Application, including the Offering Prospectus, will comply in all material respects with the Conversion Regulations and any other rules and regulations of the OTS. The Conversion Application, including the Offering Prospectus (including any amendment or supplement thereto), does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that representations or warranties in this
Section 4(b) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Association by Capital Resources expressly regarding Capital Resources for use in the Offering Prospectus contained in the Conversion Application under the caption "The Offering-Plan of Distribution/Marketing Arrangements."

     (c) The Company has filed with the OTS the Holding Company Application and will have received from the OTS, as of the Closing Date, approval of its acquisition of the Association.

         (d) No order has been issued by the OTS, the Commission, the FDIC (and hereinafter reference to the FDIC shall include the BIF), or to the best knowledge of the Company or the Association any State regulatory or Blue Sky authority, preventing or suspending the use of the Offering Prospectus and no action by or before any such government entity to revoke any approval, authorization or order of effectiveness related to the Conversion is, to the best knowledge of the Association or the Company, pending or threatened.

     (e) At the Closing Date referred to in Section 2, the Plan will have been adopted by the Board of Directors of both the Company and the Association, the Company and the Association will have completed in all material respects the conditions precedent to the Conversion and the offer and sale of the Shares will have been conducted in all material respects in accordance with the Plan, the Conversion Regulations and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed upon the Company or the Association by the OTS, the Commission or any other regulatory authority and in all materials respects in the manner described in the Offering Prospectus. At the Closing Date, no person will have sought to obtain review of the final action of the OTS, to the knowledge of the Company or the Association, in approving the Plan or in approving the Conversion or the Company's application to acquire all of the capital stock and control of the Association pursuant to the HOLA or any other statute or regulation.

         (f) The Association is now a duly organized and validly existing federally chartered savings and loan association in mutual form of organization and upon the Conversion will become a duly organized and validly existing federally chartered savings and loan association in capital stock form of organization, in both instances duly authorized to conduct its business and own its property as described in the Registration Statement and the Offering Prospectus; the Company and the Association have obtained all material licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses; all such licenses, permits and governmental authorizations are in full force and effect, and the Company and the Association are in all material respects complying with all laws, rules, regulations and orders applicable to the operation of their businesses; and the Association is in good standing under the laws of the United States and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership of property or leasing of properties or the conduct of its business requires such qualification, unless the failure to be so qualified in one or more of such jurisdictions would not have a material adverse effect on the condition, financial or otherwise, or the business, operations or income of the Association. The Association does not own equity securities or any equity interest in any other business enterprise except as described in the Offering Prospectus. Upon the completion of the Conversion of the Association to a federally chartered stock savings bank pursuant to the Plan, (i) all of the authorized and outstanding capital stock of the Association will be owned by the Company, and (ii) the Company will have no direct subsidiaries other than the Association. The Conversion will have been effected in all material respects in accordance with all applicable statutes, regulations, decisions and orders; and except with respect to the filing of certain post-sale, post-conversion reports and documents in compliance with the 1933 Act Regulations or the OTS's resolutions or letters of approval. All terms, conditions, requirements and provisions with respect to the Conversion imposed by the Commission, the OTS and the FDIC, if any, will have been complied with by the Company and the Association in all material respects or appropriate waivers will have been obtained and all material notice and waiting periods will have been satisfied, waived or elapsed.

         (g) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Offering Prospectus, and the Company is qualified to do business as a foreign corporation in any jurisdiction in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business of the Company.

     (h) The Association is a member of the Federal Home Loan Bank of Pittsburgh ("FHLBPB"); and the deposit accounts of the Association are insured by the FDIC up to the applicable limits. Upon consummation of the Conversion, the liquidation account for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders will be duly established in accordance with the requirements of the Conversion Regulations.

     (i) The Company and the Association have good and marketable title to all assets owned by them which are material to the business of the Company and the Association and to those assets described in the Registration Statement and Offering Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Registration Statement and Offering Prospectus or are not materially significant or important in relation to the business of the Company and the Association; and all of the leases and subleases material to the business of the Company and the Association under which the Company or the Association holds properties, including those described in the Registration Statement and Offering Prospectus, are in full force and effect.

         (j) The Association has received an opinion of its counsel, Malizia, Spidi, Sloane & Fisch, P.C., with respect to the federal income tax consequences of the Conversion of the Association from mutual to stock form, the acquisition of the capital stock of the Association by the Company, the sale of the Shares, and the reorganization of the Association as described in the Registration Statement and the Offering Prospectus and an opinion from Malizia, Spidi, Sloane & Fisch, P.C. with respect to the Commonwealth of Pennsylvania income tax consequences of the proposed transaction; all material aspects of the opinions of Malizia, Spidi, Sloane & Fisch, P.C. are accurately summarized in the Offering Prospectus; and the facts and representations upon which such opinions are based are truthful, accurate and complete, and neither the Association nor the Company will take any action inconsistent therewith.

         (k) The Company and the Association have all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof and to issue and sell the Capital Stock of the Association to the Company and Shares to be sold by the Company as provided herein and as described in the Offering Prospectus. The consummation of the Conversion, the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on the part of the Company and the Association and this Agreement has been validly executed and delivered by the Company and the Association and is the valid, legal and binding agreement of the Company and the Association enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of savings and loan holding companies, the accounts of whose subsidiaries are insured by the FDIC or by general equity principles regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent, if any, that the provisions of Sections 9 and 10 hereof may be unenforceable as against public policy or pursuant to Section 23A of the Federal Reserve Act).

         (l) The Company and the Association have conducted their businesses in compliance in all material respects with all applicable federal and state laws, rules, and regulations of the OTS, the FDIC, and the Commission. The Company and the Association are not in violation of any directive which has been delivered to the Company or the Association, or of which management of the Company or the Association has actual knowledge from the OTS, the Commission, the FDIC or any other agency to make any material change in the method of conducting their businesses so as to comply in all material respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the OTS, the Commission and the FDIC) and except as set forth in the Registration Statement and the Offering Prospectus, there is no suit or proceeding or, to the knowledge of the Company or the Association, charge, investigation or action before or by any court, regulatory authority or governmental agency or body, pending or, to the knowledge of the Company or the Association, threatened, which might materially and adversely affect the Conversion, the performance of this Agreement or the consummation of the transactions contemplated in the Plan and as described in the Registration Statement or which might result in any material adverse change in the condition (financial or otherwise), earnings, capital, properties, business affairs or business prospects of the Company or the Association, considered as one enterprise, or which would materially affect their properties and assets.

     (m)  The  financial  statements  which  are  included  in the  Registration
Statement and which are part of the Offering Prospectus fairly present the financial condition, results of operations, retained earnings and cash flows of the Association at the respective dates thereof and for the respective periods covered thereby, and comply as to form in all material respects with the applicable accounting requirements of Title 12 of the Code of Federal

Regulations and generally accepted accounting principles ("GAAP") (including those requiring the recording of certain assets at their current market value). Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied through the periods involved, present fairly in all material respects the information required to be stated therein and are consistent with the most recent financial statements and other reports filed by the Association with the OTS and the FDIC, except that accounting principles employed in such filings conform to requirements of such authorities and not necessarily to generally accepted accounting principles. The other financial, statistical and pro forma information and related notes included in the Offering Prospectus present fairly the information shown therein on a basis consistent with the audited and unaudited financial statements, if any, of the Association included in the Offering Prospectus, and as to the pro forma adjustments, the adjustments made therein have been properly applied on the basis described therein.

         (n) Since the respective dates as of which information is given in the Registration Statement and the Offering Prospectus, except as may otherwise be stated therein: (i) there has not been any material adverse change in the financial condition of the Company or the Association, or of the Company and the Association considered as one enterprise, or in the earnings, capital, properties, business affairs or business prospects of the Company or the Association, whether or not arising in the ordinary course of business, (ii) there has not been (A) an increase of greater than $_________ in the long term debt of the Association or (B) an increase of $_________, in non performing assets (consisting of accruing loans past due 90 days or more, non-accruing loans and foreclosed assets) or (C) a decrease of $__________ or more in the allowance for loan losses or (D) any decrease in total equity or (E) a decrease in net income from December 31, 1998 to date when compared to the like period in 1998 or (F) any change in total assets of the Association in an amount greater than $____________ (excluding the proceeds of stock subscriptions) or (H) any other material change which would require an amendment to the Offering Prospectus; (iii) the Association has not issued any securities or incurred any liability or obligation for borrowing other than in the ordinary course of business; (iv) there have not been any material transactions entered into by the Company or the Association, except with respect to those transactions entered into in the ordinary course of business; and (v) the capitalization, liabilities, assets, properties and business of the Company and the Association conform in all material respects to the descriptions thereof contained in the Offering Prospectus, and neither the Company nor the Association have any material liabilities of any kind, contingent or otherwise, except as set forth in the Offering Prospectus.

         (o) As of the date hereof and as of the Closing Date, neither the Company nor the Association is in violation of its certificate of incorporation or charter, respectively, or its bylaws (and the Association will not be in violation of its charter or bylaws in capital stock form as of the Closing Date) or in default in the performance or observance of any material obligation, agreement, covenant, or condition contained in any contract, lease, loan agreement, indenture or other instrument to which it is a party or by which it, or any of its property may be bound which would result in a material adverse change in the condition (financial or otherwise), earnings, capital, properties, business affairs or business prospects of the Company or Association or which would materially affect their properties or assets. The consummation of the transactions herein contemplated will not (i) conflict with or constitute a breach of, or default under, the certificate of incorporation and bylaws of the Company, the charter and bylaws of the Association (in either mutual or capital stock form), or any material contract, lease or other instrument to which the Company or the Association has a beneficial interest, or any applicable law, rule, regulation or order; (ii) violate any authorization, approval, judgment, decree, order, statute, rule or regulation applicable to the Company or the Association; or (iii) with the exception of the Liquidation Account established in the Conversion, result in the creation of any material lien, charge or encumbrance upon any property of the Company or the Association.

     (p) No default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default on the part of the Company or the Association, in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, note, Association loan or credit agreement or any other instrument or agreement to which the Company or the Association is a party or by which any of them or any of their property is bound or affected in any respect which, in any such cases, is material to the Company or the Association; such agreements are in full force and effect; and no other party to any such agreements has instituted or, to the best knowledge of the Company or the Association, threatened any action or proceeding wherein the Company or the Association would or might be alleged to be in default thereunder.

         (q) Upon consummation of the Conversion, the authorized, issued and outstanding equity capital of the Company will be within the range set forth in the Registration Statement under the caption "Capitalization," and no shares of Common Stock have been or will be issued and outstanding prior to the Closing Date referred to in Section 2; the Shares will have been duly and validly authorized for issuance and, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and in the Offering Prospectus, will be duly and validly issued and fully paid and non-assessable; the issuance of the Shares will not violate any preemptive rights; the Shares will be issued in conformity with the provisions of the Plan, the Offering Prospectus, and the Conversion Regulations; and the terms and provisions of the Shares will conform in all material respects to the description thereof contained in the Registration Statement and the Offering Prospectus. Upon the issuance of the Shares, good title to the Shares will be transferred from the Company to the purchasers thereof against payment therefor, subject to such claims as may be asserted against the purchasers thereof by third party claimants.

     (r) No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Shares, except for the approval of the OTS, the Commission and any necessary qualification or registration under the securities or blue sky laws of the various states in which the Shares are to be offered and as may be required under the regulations-of the National Association of Securities Dealers, Inc. ("NASD").

     (s) McKonly & Asbury LLP, which has certified the financial statements of the Association included in the Registration Statement, are with respect to the Company and the Association independent public accountants within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants and Title 12 of the Code of Federal Regulations, Section 571.2(c)(3) and the 1933 Act and the 1933 Act Regulations.

     (t) The Company and the Association have (subject to all properly obtained extensions) timely filed all required federal and state tax returns, have paid all taxes that have become due and payable in respect of such returns, have made adequate reserves for similar future tax liabilities and no deficiency has been asserted with respect thereto by any taxing authority.

     (u) Appropriate arrangements have been made for placing the funds received from subscriptions for Shares in a special interest-bearing account with the Association until all Shares are sold and paid for, with provision for refund to the purchasers in the event that the Conversion is not completed for whatever reason or for delivery to the Company if all Shares are sold.

     (v) To the knowledge of the Company and the Association, none of the Company, the Association nor employees of the Company or the Association have made any payment of funds of the Company or the Association as a loan to any person for the purchase of the Shares other than the Employee Stock Ownership Plan Trust.

     (w) Prior to the Conversion, the Association was not authorized to issue shares of capital stock and neither the Company nor the Association has: (i) issued any securities within the last 18 months (except for notes to evidence other Association loans and reverse repurchase agreements or other liabilities); (ii) had any material dealings within the twelve months prior to the date hereof with any member of the NASD, or any person related to or associated with such member, other than discussions and meetings relating to the proposed the Offering and routine purchases and sales of U.S. government and agency securities and other investment securities; (iii) entered into a financial or management consulting agreement except as contemplated hereunder; and (iv) engaged any intermediary between Capital Resources and the Company and the Association in connection with the offering of Common Stock, and no person is being compensated in any manner for such service.

     (x) All pending legal proceedings to which the Company or the Bank is a party or of which any of their property is the subject which are not described in the Registration Statement and the Offering Prospectus, including ordinary routine litigation incidental to the business are, considered in the aggregate, not material.

     (y) To the knowledge of the Company and the Association, the Company and the Association comply in all material respects with all laws, rules and regulations relating to environmental protection, and neither the Company nor the Association has been notified or is otherwise aware that any of them is potentially liable, or is considered potentially liable in any material respect, under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any similar state or local laws. There are no actions, suits, regulatory investigations or other proceedings pending or, to the knowledge of the Company or the Association, threatened against the Company or the Association relating to environmental protection, nor does the Company or the Association have any reason to believe any such proceedings may be brought against any of them.

     (z) The Association has one subsidiary, Baldwin Service Corporation.

     Any certificates signed by an officer of the Company or the Association and delivered to Capital Resources or its counsel that refer to this Agreement shall be deemed to be a representation and warranty by the Company or the Association to Capital Resources as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.

     SECTION 5. Capital Resources represents and warrants to the Company and the Association that:

     (a) Capital Resources is a corporation and is validly existing in good standing under the laws of the District of Columbia with full power and authority to provide the services to be furnished to the Company and the Association hereunder.

     (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Capital Resources, and this Agreement has been duly and validly executed and delivered by Capital Resources and is the legal, valid and binding agreement of Capital Resources, enforceable in accordance with its terms.

     (c) Each of Capital Resources and its employees, agents and representatives who shall perform any of the services hereunder shall be duly authorized and empowered, and shall have all licenses, approvals and permits necessary, to perform such services and Capital Resources is a registered selling agent in the jurisdictions listed in Exhibit A hereto and will remain registered in such jurisdictions in which the Company is relying on such registration for the sale of the Shares, until the Conversion is consummated or terminated.

     (d) The execution and delivery of this Agreement by Capital Resources, the consummation of the transactions contemplated hereby and compliance with the terms and provisions hereof will not conflict with, or result in a breach of, any of the terms, provisions or conditions of, or constitute a default (or event which with notice or lapse of time or both would constitute a default) under, the certificate of incorporation of Capital Resources or any agreement, indenture or other instrument to which Capital Resources is a party or by which its property is bound, or law or regulation by which Capital Resources is bound.

     (e) Funds received by Capital Resources to purchase Common Stock will be handled in accordance with Rule 15c2-4 under the Securities Exchange Act of 1934, as amended.


     SECTION 6. Covenants of the Company and Association. The Company and the Association hereby jointly and severally covenant with Capital Resources as follows:

     (a) The Company will not, at any time after the date the Registration Statement is declared effective, file any amendment or supplement to the Registration Statement without providing Capital Resources and its counsel reasonable time to review such amendment or file any amendment or supplement to which amendment Capital Resources or its counsel shall reasonably object.

     (b) The Association has filed the Conversion Application with the OTS. The Association will not, at any time after the date the Conversion Application is approved, file any amendment or supplement to the Conversion Application without providing Capital Resources and its counsel an opportunity to review such amendment or supplement or file any amendment or supplement to which amendment or supplement Capital Resources or its counsel shall reasonably object.

     (c) The Company and the Association will use their best efforts to cause any post-effective amendment to the Registration Statement to be declared effective by the Commission and any post-effective amendment to the Conversion Application to be approved by the OTS and will immediately upon receipt of any information concerning the events listed below notify Capital Resources and promptly confirm the notice in writing: (i) when the Registration Statement, as amended, has become effective; (ii) when the Conversion Application, as amended, has been approved by the OTS; (iii) of the receipt of any comments from the Commission, the OTS or the FDIC or any other governmental entity with respect to the Conversion or the transactions contemplated by this Agreement; (iv) of the request by the Commission, the OTS or the FDIC or any other governmental entity for any amendment or supplement to the Registration Statement or for additional information; (v) of the issuance by the Commission, the OTS, the FDIC or any other governmental entity of any order or other action suspending the Offering or the use of the Registration Statement or the Offering Prospectus or any other filing of the Company and the Association under the Conversion Regulations or other applicable law, or the threat of any such action; (vi) the issuance by the Commission, the OTS or the FDIC, or any state authority, of any stop order suspending the effectiveness of the Registration Statement or of the initiation or threat of initiation or threat of any proceedings for that purpose; or (vii) of the occurrence of any event mentioned in paragraph (h) below. The Company and the Association will make every reasonable effort to prevent the issuance by the Commission, the OTS or the FDIC, or any state authority of any such order and, if any such order shall at any time be issued, to obtain the lifting thereof at the earliest possible time.

     (d) The Company and the Association will deliver to Capital Resources and to its counsel two conformed copies of each of the following documents, with all exhibits: the Conversion Application and the Holding Company Application, as originally filed and of each amendment or supplement thereto, and the Registration Statement, as originally filed and each amendment thereto. Further, the Company and the Association will deliver such additional copies of the foregoing documents to counsel for Capital Resources as may be required for any NASD and blue sky filings. In addition, the Company and the Association will also deliver to Capital Resources such number of copies of the Offering Prospectus, as amended or supplemented, as Capital Resources may reasonably request.

     (e) The Company will furnish to Capital Resources, from time to time during the period when the Offering Prospectus (or any later prospectus related to this Offering) is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934 (the "1934 Act"), such number of copies of such Offering Prospectus (as amended or supplemented) as Capital Resources may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder. The Company authorizes Capital Resources to use the Offering Prospectus (as amended or supplemented, if amended or supplemented) for any lawful manner in connection with the sale of the Shares by Capital Resources.

     (f) The Company and the Association will comply in all material respects with any and all terms, conditions, requirements and provisions with respect to the Conversion and the transactions contemplated thereby imposed by the Commission, by applicable state law and regulations, and by the 1933 Act, the 1934 Act and the rules and regulations of the Commission promulgated under such statutes, to be complied with prior to or subsequent to the Closing Date and when the Offering Prospectus is required to be delivered, the Company and the Association will comply in all material respects, at their own expense, with all requirements imposed upon them by the OTS, the Conversion Regulations, the FDIC, the Commission, by applicable state law and regulations and by the 1933 Act, the 1934 Act and the rules and regulations of the Commission promulgated under such statutes, including, without limitation, Regulation M under the 1934 Act, in each case as from time to time in force, so far as necessary to permit the continuance of sales or dealing in shares of Common Stock during such period in accordance with the provisions hereof and the Offering Prospectus.

     (g) If, at any time during the period when the Offering Prospectus relating to the Shares is required to be delivered, any event relating to or affecting the Company or the Association shall occur, as a result of which it is necessary or appropriate, in the reasonable opinion of counsel for the Company and the Association or in the reasonable opinion of Capital Resources' counsel, to amend or supplement the Registration Statement or Offering Prospectus in order to make the Registration Statement or Offering Prospectus not misleading in light of the circumstances existing at the time it is delivered to a purchaser, the Company and the Association will, at their expense, forthwith prepare, file with the Commission and the OTS and furnish to Capital Resources a reasonable number of copies of any amendment or amendments of, or a supplement or supplements to, the Registration Statement or Offering Prospectus (in form and substance reasonably satisfactory to Capital Resources and its counsel after a reasonable time for review) which will amend or supplement the Registration Statement or Offering Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Offering Prospectus reasonably is delivered to a purchaser, not misleading. For the purpose of this Agreement, the Company and the Association each will timely furnish to Capital Resources such information with respect to itself as Capital Resources may from time to time request.

     (h) The Company and the Association will take all necessary actions, in cooperation with Capital Resources, and furnish to the appropriate agency, entity, or person, such information as may be required to qualify or register the Shares for offering and sale by the Company under the applicable securities or blue sky laws of such jurisdictions in which the shares are required under the Conversion Regulations to be sold or as Capital Resources and the Association may jointly agree; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify to do business in any jurisdiction in which it is not so qualified. In each jurisdiction where any of the Shares shall have been qualified or registered as above provided, the Company will make and file such statements and reports in each fiscal period as are or may be required by the laws of such jurisdiction.

     (i) The liquidation account for the benefit of account holders with account balances of $50 or more as of the applicable record dates will be duly established and maintained in accordance with the requirements of the OTS.

     (j) The Company and the Association will not sell or issue, contract to sell or otherwise dispose of, for a period of 180 days after the date hereof, without Capital Resources' prior written consent, any shares of Common Stock other than in connection with any plan or arrangement described in the Offering Prospectus.

     (k) The Company shall register its Common Stock under Section 12(g) of the 1934 Act concurrent with the stock offering pursuant to the Plan and shall request that such registration be effective upon completion of the Conversion. The Company shall maintain the effectiveness of such registration for not less than three years or such shorter period as permitted by the OTS.

     (l) During the period during which the Company's common stock is registered under the 1934 Act or for three years from the date hereof, whichever period is greater, the Company will furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and changes in financial position or cash flow statement of the Company as at the end of and for such year, certified by independent public accountants and prepared in accordance with Regulation S-X under the 1934 Act).

     (m) During the period of three years from the date hereof, the Company will furnish to Capital Resources: (i) a copy of each public report of the Company furnished to or filed with the Commission under the 1934 Act or any national securities exchange or system on which any class of securities of the Company is listed or quoted (including but not limited to, reports on Form 10-K, 10-Q, and 8-K and all proxy statements and annual reports to stockholders), a copy of each public report of the Company mailed to its stockholders or filed with the Commission or the OTS or any other supervisory or regulatory authority or any national securities exchange or system on which any class of securities of the Company is listed or quoted, each press release and material news items and additional public documents and information with respect to the Company or the Association as Capital Resources may reasonably request, and (ii) from time to time, such other publicly available information concerning the Company and the Association as Capital Resources may reasonably request.

     (n) The Company and the Association will use the net proceeds from the sale of the Shares in the manner set forth in the Offering Prospectus under the caption "Use of Proceeds."

     (o) Other than as permitted by the Conversion Regulations, the 1933 Act, the 1933 Act Regulations and the laws of any state in which the Shares are qualified for sale, neither the Company nor the Association will distribute any prospectus, offering circular or other offering material in connection with the offer and sale of the Shares.

     (p) The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date (as defined in said Rule 158) of the Registration Statement.

     (q)  The   Company   will   maintain   quotation   of  the  shares  in  the
over-the-counter market effective on the Closing Date.

     (r) The Association will maintain appropriate arrangements for depositing all funds received from persons mailing subscriptions for or orders to purchase Shares in the Offering on an interest-bearing basis at the rate described in the Offering Prospectus until the Closing Date and satisfaction of all conditions precedent to the release of the Association's obligation to refund payments received from persons subscribing for or ordering Shares in the Offering in accordance with the Plan as described in the Offering Prospectus or until refunds of such funds have been made to the persons entitled thereto or withdrawal authorizations canceled in accordance with the Plan and as described in the Offering Prospectus. The Association will maintain such records of all funds received to permit the funds of each subscriber to be separately insured by the FDIC (to the maximum extent allowable) and to enable the Association to make the appropriate refunds of such funds in the event that such refunds are required to be made in accordance with the Plan and as described in the Offering Prospectus.

     (s) The Company will register as a savings and loan holding company under the HOLA within the period required by applicable law.

     (t) The Company and the Association will take such actions and furnish such information as are reasonably requested by Capital Resources in order for Capital Resources to ensure compliance with the "Interpretation of the Board of Governors of the NASD on Free Riding and Withholding."

     (u) The Association will not amend the Plan of Conversion without Capital Resources' prior written consent in any manner that, in the reasonable opinion of Capital Resources, would materially and adversely affect the sale of the Shares or the terms of this Agreement except as to comply with any regulatory requirement.

     (v) The Company shall advise Capital Resources, if necessary, as to the allocation of the Shares in the event of an oversubscription and shall provide Capital Resources with any information necessary to assist Capital Resources in allocating the Shares in such event and such information shall be accurate and reliable.

     (w) The Company and the Association shall promptly advise Capital Resources in writing of all relationships or facts which would render persons subscribing or purchasing Shares in the Conversion Associates or Acting in Concert within the meaning of the Conversion Regulations, and shall further advise Capital Resources of all appropriate limitations on the purchase of shares by such persons imposed by the Conversion Regulations and such information furnished shall be accurate and reliable in all material respects.

     SECTION 7. Payment of Expenses. Whether or not this Agreement becomes effective, the Conversion is completed or the sale of the Shares by the Company is consummated, the Company and Association jointly and severally agree to pay directly for or to reimburse Capital Resources for (to the extent that such expenses have been reasonably incurred by Capital Resources) (a) all filing fees and expenses incurred in connection with the qualification or registration of the Shares for offer and sale by the Company under the securities or blue sky laws of any jurisdictions Capital Resources and the Company may agree upon pursuant to subsection (i) of Section 6 above, including counsel fees paid or incurred by the Company, the Association or Capital Resources in connection with such qualification or registration or exemption from qualification or registration; (b) all filing fees in connection with all filings with the NASD;
(c) any stock issue or transfer taxes which may be payable with respect to the sale of the Shares to purchasers in the Conversion; (d) reasonable and necessary expenses of the Conversion, including but not limited to, attorneys' fees, transfer agent, registrar and other agent charges, fees relating to auditing and accounting or other advisors and costs of printing all documents necessary in connection with the Conversion; and (e) out-of-pocket expenses incurred by Capital Resources in connection with the Conversion or any of the transactions contemplated hereby, including, without limitation, the fees of its attorneys, and reasonable communication and travel expenses, as limited by Section 2 hereof.

     SECTION 8. Conditions to Capital Resources' Obligations. Capital Resources' obligations hereunder, as to the Shares to be delivered at the Closing Date, are subject to the condition that all representations and warranties and other statements of the Company and the Association herein are, at and as of the commencement of the Offering and at and as of the Closing Date, true and correct in all material respects, the condition that the Company and the Association shall have performed in all material respects all of their obligations hereunder to be performed on or before such dates, and to the following further conditions:

     (a) At the Closing Date, the Company and the Association will have completed the conditions precedent to, and shall have conducted the Conversion in all material respects in accordance with, the Plan, the Conversion Regulations and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed upon them by the OTS.

     (b) The Registration Statement shall have been declared effective by the Commission and the Conversion Application approved by the OTS not later than 5:30 p.m. (eastern time) on the date of this Agreement, or with Capital Resources' consent at a later time and date; and at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefore initiated or threatened by the Commission or any state authority, and no order or other action suspending the authorization of the Offering Prospectus or the consummation of the Conversion shall have been issued or proceedings therefore initiated or, to the Company's or Association's knowledge, threatened by the Commission, the OTS, the FDIC or any state authority.

     (c) At the Closing Date, Capital Resources shall have received:

     (1) The favorable opinion, dated as of the Closing Date addressed to Capital Resources and for its benefit, of Malizia, Spidi, Sloane & Fisch, P.C., counsel for the Company and the Association dated the Closing Date, addressed to Capital Resources and in form and substance to the effect that:

     (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania.

     (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Offering Prospectus; and the Company is qualified to do business in Pennsylvania, to such counsel's knowledge based on the conferences and document review specified in item (xii) below, the only state in which it is doing business.

     (iii) The Association was duly organized and is a validly existing federally chartered savings association in mutual form of organization and upon the consummation of the Conversion will become a duly organized and validly existing federally chartered savings association in capital stock form of organization, in both instances duly authorized to conduct its business and own its property as described in the Registration Statement; and the Association is validly existing under the laws of the United States and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership of property or leasing of properties or the conduct of its business requires such qualification unless the failure to be so qualified in one or more such jurisdictions would not have a material adverse effect on the condition, financial or otherwise, or the business, operations or income or business prospects of the Association. The activities of the Association as described in the Offering Prospectus, insofar as they are material to the operations and financial condition of the Association, are permitted by the rules, regulations and resolutions and practices of the OTS or the FDIC and any other federal or state authorities.

     (iv) The Association is a member of the FHLBPB, and the deposit accounts of the Association are insured by the FDIC up to the maximum amount allowed under law and to the best of such counsel's knowledge no proceedings for the termination or revocation of such insurance are pending or threatened; and the description of the liquidation account as set forth in the Registration Statement and the Offering Prospectus under the caption "The Conversion - Effects of the Conversion Liquidation Account" has been reviewed by such counsel and is accurate in all material respects.

     (v)  Upon  consummation  of the  Conversion,  the  authorized,  issued  and outstanding  capital  stock  of  the  Company  will  be  as  set  forth  in  the
Registration Statement and the Offering Prospectus under the caption "Capitalization, " and no shares of Common Stock have been issued prior to the Closing Date; at the time of the Conversion, the Shares subscribed for pursuant to the Offerings will have been duly and validly authorized for issuance, and when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan, will be duly and validly issued and fully paid and non-assessable; and the issuance of the Shares is not subject to preemptive rights.

     (vi) The issuance and sale of the common stock of the Association to the Company have been duly and validly authorized by all necessary corporate action on the part of the Company and the Association and, upon payment therefor in accordance with the terms of the Plan, will be duly and validly issued, fully paid and non-assessable and will be owned of record by the Company, free and clear of any mortgage, pledge, lien, encumbrance or claim (legal or equitable).

     (vii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Company and the Association; and this Agreement is a valid and binding obligation of the Company and the Association, enforceable in accordance with its terms (except as the enforceability thereof may be limited by Association bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of savings associations or savings and loan holding companies, the accounts of whose subsidiaries are insured by the FDIC or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent, if any, that the provisions of Sections 9 and 10 hereof may be unenforceable as against public policy).

     (viii) The Plan has been duly adopted by the required vote of the Directors of the Company and the Association and members of the Association.

     (ix) Subject to the satisfaction of the conditions to the OTS's approval of the Conversion and the Company's application to acquire the Association, no further approval, registration, authorization, consent or other order of any regulatory agency, public board or body is required in connection with the execution and delivery of this Agreement, the issuance of the Shares and the consummation of the Conversion, except as may be required under the regulations of the NASD. The Conversion has been consummated in all material respects in accordance with all applicable provisions of the HOLA, the Conversion Regulations, Federal and State law and all applicable rules and regulations promulgated thereunder.

     (x) The Conversion Application has been approved by the OTS. The OTS has issued its order of approval under the savings and loan holding company provisions of the HOLA, and the purchase by the Company of all of the issued and outstanding capital stock of the Association has been authorized by the OTS and no action has been taken, or to counsel's knowledge is pending or threatened, to revoke any such authorization or approval, by way of judicial review of the final action of the OTS approving the Conversion Application or in approving the Holding Company Application or otherwise.

     (xi) The Registration Statement is effective under the 1933 Act and, to counsel's knowledge, no stop order suspending the effectiveness has been issued under the 1933 Act or proceedings therefor initiated or, threatened by the Commission.

     (xii) At the time the Conversion Application, including the Offering Prospectus contained therein, was approved, the Conversion Application including the Offering Prospectus contained therein (as amended or supplemented, if so amended or supplemented) complied as to form in all material respects with the requirements of all applicable federal laws and the rules, regulations, decisions and orders of the OTS (except as to the financial statements, other financial data and stock valuation information included therein as to which such counsel need express no opinion); to the best of such counsel's knowledge, based on conferences with management of and the independent accountants for the Company and the Association, and on such investigation of the corporate records of the Company and the Association as such counsel conducted in connection with the preparation of the Registration Statement and the Conversion Application, all material documents and exhibits required to be filed with the Conversion Application (as amended or supplemented, if so amended or supplemented) have been so filed. The description in the Conversion Application and the Offering Prospectus contained therein of such documents and exhibits is accurate in all material respects and fairly presents the information required to be shown.

     (xiii) At the time that the Registration Statement became effective, (i) the Registration Statement (as amended or supplemented if so amended or supplemented) (other than the financial statements and other financial and statistical data and stock valuation information included therein, as to which no opinion need be rendered), complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and (ii) the Offering Prospectus (other than the financial statements and other financial and statistical data and the stock valuation and pro forma information included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, and Federal and State law (other than state blue sky law as to which we express no opinion). To the best of such counsel's knowledge based on the conferences and document review specified in item (xii) above, all material documents and exhibits required to be filed with the Registration Statement (as amended or supplemented, if so amended or supplemented) have been so filed. The description in the Registration Statement and the Offering Prospectus of such documents and exhibits is accurate in all material respects and fairly presents the information required to be shown.

     (xiv) During the course of such counsel's representation of the Company and the Association, nothing has come to such counsel's attention that caused it to believe that (i) the Company and the Association have not conducted the Conversion, in all material respects, in accordance with all applicable requirements of the Plan and applicable law, and (ii) the Plan, the Conversion Application, the Registration Statement and the Offering Prospectus (other than the financial statements and other financial and statistical data and the stock valuation information included therein as to which no opinion need be rendered) do not comply in all material respects with all applicable laws, rules, regulations, decisions and orders including, but not limited to, the Conversion Regulations, the HOLA, the 1933 Act and 1933 Act Regulations and all other applicable laws, regulations, decisions and orders, including all applicable terms, conditions, requirements and provisions precedent to the Conversion imposed upon it by the OTS, the Commission and the FDIC, if any.

     (xv) The terms and provisions of the Common Stock of the Company conform to the description thereof contained in the Registration Statement and the Offering Prospectus, and the form of certificates used to evidence the Shares complies with all applicable requirements of Pennsylvania law.

     (xvi) To such counsel's knowledge, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Registration Statement and the Offering Prospectus, other than those disclosed therein, and all pending legal and governmental proceedings to which the Company or the Association is a party or of which any of their property is the subject which are not described in the Registration Statement and the Offering Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material; provided that for this purpose, any litigation or governmental proceeding is not considered to be "threatened" unless the potential litigant or governmental authority has manifested to the management of the Company or the Association, or to such counsel, a present intention to initiate such litigation or proceeding.


     (xvii) To such counsel's knowledge, the Company and the Association are not in violation of any directive from the OTS or the FDIC to make any material change in the method of conducting their business and the Company and the Association have conducted and are conducting their business so as to comply in all material respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the OTS and the FDIC).

     (xviii) The information in the Registration Statement and Offering Prospectus under the captions "Regulation," "Restrictions on Acquisition of Steelton Bancorp, Inc.," "The Conversion," AThe Offering," "Description of Capital Stock" and the information in response to Items 7(d)(l), 7(f), 7(g) and 7(i) of the Form PS of the Conversion Regulations, to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and is correct in all material respects (except as to the financial statements and other financial data included therein as to which such counsel need express no opinion).

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the United States, to the extent such counsel deems proper and specified in such opinion satisfactory to Capital Resources, upon the opinion of other counsel of good standing (providing that such counsel states that Capital Resources is justified in relying upon such specified opinion or opinions), and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and the Association and public officials (but not on conclusions of law which may be set forth in said certificates); provided copies of any such opinion(s) or certificates are delivered pursuant hereto to Capital Resources together with the opinion to be rendered hereunder by special counsel to the Company and the Association. Such counsel may assume that any agreement is the valid and binding obligation of any parties to such agreement other than the Company or the Association.

     (2) The favorable opinion, dated as of the Closing Date addressed to Capital Resources and for its benefit, of ______________________, Pennsylvania counsel for the Company and the Association dated the Closing Date, addressed to Capital Resources and in form and substance to the effect that:

     (i) To such counsel's knowledge, the Company and the Association have obtained all licenses, permits and other governmental authorizations required for the conduct of their respective businesses, except where the failure to have such licenses, permits or authorizations would not have a material adverse effect on the business, financial condition operations or income or business prospects of the Company and the Association, and all such licenses, permits and other governmental authorizations are in full force and effect, and the Company and the Association are in all material respects complying therewith.

     (ii) To such counsel's knowledge, neither the Company nor the Association is in contravention of its certificate of incorporation or its charter, respectively, or its bylaws (and the Association will not be in contravention of its charter or bylaws in stock form upon consummation of the Conversion) or, to such counsel's knowledge, in default or violation of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its property may be bound which default or violation would be material to the business of the Company and the Association considered as one enterprise; to such counsel's knowledge, any such default or violation will not constitute a material breach of, or default under, or result in the creation or imposition of any material lien, charge or encumbrance upon any property or assets of the Company or the Association which are material to their business considered as one enterprise, pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or the Association is a party or by which any of them may be bound, or to which any of the property or assets of the Company or the Association is subject. In addition, such action will not result in any default or violation of the provisions of the certificate of incorporation or bylaws of the Company or the Association or to such counsel's knowledge, any applicable law, act, regulation or order or court order, writ, injunction or decree. The charter of the Association in stock form has been approved by the OTS.

     (iii) To such counsel's knowledge, the Company and the Association have good and marketable title to all properties and assets described in the Registration Statement as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Registration Statement or are not material in relation to the business of the Company and the Association considered as one enterprise; and to the best of such counsel's knowledge, all of the leases and subleases material to the business of the Company and the Association under which the Company and the Association hold properties, as described in the Registration Statement, are in full force and effect.

     (3) The letter of Malizia, Spidi, Sloane & Fisch, P.C., counsel for the Company and the Association addressed to Capital Resources, dated the Closing Date, in form and substance to the effect that:

     During the preparation of the Conversion Application, the Registration Statement and the Offering Prospectus, such counsel participated in conferences with management of, and the independent public accountants for the Company and the Association. Based upon such conferences and a review of corporate records of the Company and the Association as such counsel conducted in connection with the preparation of the Registration Statement and Conversion Application, nothing has come to their attention that would lead them to believe that the Conversion Application, the Registration Statement, the Offering Prospectus, or any amendment or supplement thereto (other than the financial statements and other financial and statistical data and stock valuation information included therein, as to which such counsel need express no view), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (4) The favorable opinion, dated as of the Closing Date, of Steele, Silcox, & Browning, P.C., counsel to Capital Resources, with respect to such matters as Capital Resources may reasonably require. Such opinion may rely upon the opinions of counsel to the Company and the Association, and as to matters of fact, upon certificates of officers and directors of the Company and the Association delivered pursuant hereto or as such counsel shall reasonably request.

     (d) At the Closing Date, counsel to Capital Resources shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to render the opinion as herein contemplated, or in order to evidence the occurrence or completeness of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained.

     (e) At the Closing Date, Capital Resources shall receive a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company and of the Chief Executive Officer and Chief Financial Officer of the Association, dated as of such Closing Date, to the effect that: (i) they have carefully examined the

-1

Offering Prospectus and, in their opinion, at the time the Offering Prospectus became authorized for final use, the Offering Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) since the date the Offering Prospectus became authorized for final use, in their opinion no event has occurred which should have been set forth in an amendment or supplement to the Offering Prospectus which has not been so set forth, including specifically, but without limitation, any material adverse change in the condition, financial or otherwise, or in the earnings, capital, properties, business prospects or business affairs of the Company or the Association, and the conditions set forth in this Section 8 have been satisfied; (iii) since the respective dates as of which information is given in the Registration Statement and the Offering Prospectus, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, capital, properties, business affairs or business prospects of the Company or the Association, independently, or of the Company and the Association considered as one enterprise, whether or not arising in the ordinary course of business; (iv) to the best knowledge of such officers the representations and warranties in Section 4 are true and correct with the same force and effect as though expressly made at and as of the Closing Date; (v) to the best knowledge of such officers, the Company and the Association have complied with all material agreements and satisfied, in all material respects at or prior to the Closing Date, all obligations required to be met by such date and will in all material respects comply with all obligations to be satisfied by them after Conversion; (vi) no stop order suspending the effectiveness of the Registration Statement has been initiated or, to the best knowledge of the Company or Association, threatened by the Commission or any state authority; (vii) no order suspending the Offering, the Conversion, the acquisition of all of the shares of the Association by the Company or the effectiveness of the Offering Prospectus has been issued and to the best knowledge of the Company or Association, no proceedings for that purpose have been initiated or threatened by the OTS, the Commission, the FDIC, or any state authority; and (viii) to the best of their knowledge, no person has sought to obtain review of the final action of the OTS approving the Plan.

     (f) Prior to and at the Closing Date: (i) in the reasonable opinion of Capital Resources, there shall have been no material adverse change in the condition, financial or otherwise, or in the earnings, or the business affairs or business prospects of the Company or the Association independently, or of the Company or the Association, considered as one enterprise, since the latest dates as of which such condition is set forth in the Offering Prospectus, except as referred to therein; (ii) there shall have been no material transaction entered into by the Company or the Association from the latest date as of which the financial condition of the Company or the Association is set forth in the Offering Prospectus other than transactions referred to or contemplated therein;
(iii) the Company or the Association shall not have received from the OTS or the FDIC any direction (oral or written) to make any material change in the method of conducting their business with which it has not complied (which direction, if any, shall have been disclosed to Capital Resources) and which would reasonably be expected to have a material and adverse effect on the business, operations or financial condition or income of the Company or the Association taken as a whole; (iv) neither the Company nor the Association shall have been in default (nor shall an event have occurred which, with notice or lapse of time or both, would constitute a default) under any provision of and agreement or instrument relating to any material outstanding indebtedness; (v) no action, suit or proceedings, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending, or, to the knowledge of the Company or the Association, threatened against the Company or the Association or affecting any of their properties wherein an unfavorable decision, ruling or finding would reasonably be expected to have a material and adverse effect on the business, operations, financial condition or income of the Company or the Association, taken as a whole; and (vi) the Shares have been qualified or registered for offering and sale under the securities or blue sky laws of the jurisdictions as Capital Resources shall have requested and as agreed to by the Company.

     (g) Concurrently with the execution of this Agreement, Capital Resources shall receive a letter from McKonly & Asbury LLP, dated the date hereof and addressed to Capital Resources: (i) confirming that McKonly & Asbury LLP is a firm of independent public accountants within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants, the 1933 Act and the 1933 Act Regulations and 12 C.F.R. ' 571.2(c)(3) and no information concerning its relationship with or interests in the Company and the Association is required to be disclosed in the Offering Prospectus by the Conversion Regulations or Item 10 of the Registration Statement, and stating in effect that in McKonly & Asbury LLP's opinion the financial statements of the Association as are included in the Offering Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1934 Act and the related published rules and regulations of the Commission thereunder and the Conversion Regulations and generally accepted accounting principles; (ii) stating in effect that, on the basis of certain agreed upon procedures (but not an audit examination in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim financial statements of the Association prepared by the Association, a reading of the minutes of the meetings of the Board of Directors and members of the Association and consultations with officers of the Association responsible for financial and accounting matters, nothing came to their attention which caused them to believe that: (A) during the period from the date of the latest unaudited summary financial and other data as of and for the three month period ended March 31, 1999, as set forth under the heading "Recent Developments" in the Prospectus, there has been (1) any increase in the long term debt of the Association or (2) any increase in non-performing assets (consisting of accruing loans past due 90 days or more, non-accruing loans and foreclosed assets) or (3) any decrease in the allowance for loan losses or (4) any decrease in total equity or (5) a decrease in net income when compared to the like period in the preceding year or
(6) any change in total assets of the Association in an amount from March 31, 1999 to ____________, 1999 greater than $850,000.00 (excluding the proceeds of stock subscriptions); and (iii) stating that, in addition to the audit examination referred to in its opinion included in the Offering Prospectus and the performance of the procedures referred to in clause (ii) of this subsection
(g), they have compared with the general accounting records of the Company and/or the Association, as applicable, which are subject to the internal controls of the Company and/or the Association, as applicable, accounting system and other data prepared by the Company and/or the Association, as applicable, directly from such accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Offering Prospectus as Capital Resources may reasonably request; and they have found such amounts and percentages to be in agreement therewith (subject to rounding).

     (h) At the Closing Date, Capital Resources shall receive a letter from McKonly & Asbury LLP, dated the Closing Date, addressed to Capital Resources, confirming the statements made by its letter delivered by it pursuant to subsection (g) of this Section 8, except that the "specified date" referred to in clause (ii)(B) thereof to be a date specified in such letter, which shall not be more than three business days prior to the Closing Date.

     (i) The Company and the Association shall not have sustained since the date of the latest audited financial statements included in the Registration
Statement and Offering Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement and Offering Prospectus, and since the respective dates as of which information is given in the Registration Statement and Offering Prospectus, there shall not have been any material change in the long term debt of the Company or the Association other than debt incurred in relation to the purchase of Shares by the Company's Tax-Qualified Employee Plans, or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company or the Association, otherwise than as set forth or contemplated in the Registration Statement and Offering Prospectus, the effect of which, in any such case described above, is in Capital Resources' reasonable judgment sufficiently material and adverse as to make it impracticable or inadvisable to proceed with the Subscription or Public Offerings or the delivery of the Shares on the terms and in the manner contemplated in the Offering Prospectus.

     (j) At or prior to the Closing Date, Capital Resources shall receive (i) a copy of the letter from the OTS authorizing the use of the Offering Prospectus,
(ii) a copy of the order from the Commission declaring the Registration Statement effective, (iii) a copy of a certificate from the OTS evidencing the valid existence of the Association, (iv) certificates of good standing from the Commonwealth of Pennsylvania evidencing the good standing of the Company and evidencing that the Company is duly qualified to do business in Pennsylvania and
(v) a copy of the letter from the OTS approving the Company's Holding Company Application.

     (k) As soon as available after the Closing Date, Capital Resources shall receive a certified copy of the Association's stock charter.

     (1) Subsequent to the date hereof, there shall not have occurred any of the following: (i) a suspension or limitation in trading in securities generally on the New York Stock Exchange or American Stock Exchange or in the over-the-counter market, or quotations halted generally on the NASDAQ National Market, or minimum or maximum prices for trading being fixed, or maximum ranges for prices for securities being required by either of such exchanges or the NASD or by order of the Commission or any other governmental authority; (ii) a general moratorium on the operations of commercial banks or federal savings banks or general moratorium on the withdrawal of deposits from commercial associations or federal savings associations declared by either federal or state authorities; (iii) the engagement by the United States in hostilities which have resulted in the declaration, on or after the date hereof, of a national emergency or war; or (iv) a material decline in the price of equity or debt securities if, as to clauses (iii) or (iv), the effect of such hostilities or decline, in Capital Resources' reasonable judgment, makes it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Offering Prospectus.

     All such opinions, certifications, letters and documents shall be in compliance with the provisions hereof only if they are, in the reasonable opinion of Capital Resources and its counsel, satisfactory to Capital Resources and its counsel. Any certificates signed by an officer or director of the Company or the Association and delivered to Capital Resources or its counsel shall be deemed a representation and warranty by the Company or the Association to Capital Resources as to the statements made therein.

     If any of the conditions specified in this Section shall not have been fulfilled when and as required by this Agreement, this Agreement and all of Capital Resources' obligations hereunder may be canceled by Capital Resources by notifying the Association of such cancellation in writing or by telegram at any time at or prior to the Closing Date, and any such cancellation shall be without liability of any party to any other party except as otherwise provided in Sections 2, 7, 9 and 10 hereof. Notwithstanding the above, if this Agreement is canceled pursuant to this paragraph, Capital Resources will be entitled to retain any compensation already received for consulting services prior to the closing (including reimbursed expenses as provided herein), and the Company and the Association jointly and severally agree to reimburse Capital Resources for all out-of-pocket expenses, (including without limitation the fees and expenses of Capital Resources' counsel) reasonably incurred by Capital Resources and Capital Resources' counsel at its normal rates, in connection with the preparation of the Registration Statement and the Offering Prospectus, and in contemplation of the proposed Subscription or Public Offerings to the extent provided for, and subject to the limitations contained in Sections 2 and 7 hereof.

     SECTION 9. Indemnification.

     (a) The Company and the Association jointly and severally agree to indemnify and hold harmless Capital Resources, its officers, directors, agents and employees and each person, if any, who controls or is under common control with Capital Resources within the meaning of Section 15 of the 1933 Act or Section

     20(a) of the 1934 Act, against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses), joint or several, that Capital Resources or any of them may suffer or to which Capital Resources and any such persons upon written demand for any expenses (including fees and disbursements of counsel) incurred by Capital Resources or any of them in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), Offering Prospectus (or any amendment or supplement thereto), the Conversion Application (including any document required to be furnished therewith), or any Blue Sky application or other instrument or document of the Company or the Association or based upon written information supplied by the
Company or the Association filed in any state or jurisdiction to register or qualify any or all of the Shares or the subscription rights applicable thereto under the securities laws thereof (collectively, the "Blue Sky Application"), or any application or other document, advertisement, oral statement, or communication ("Sales Information") prepared, made or executed by or on behalf of the Company with its consent or based upon written or oral information furnished by or on behalf of the Company or the Association, whether or not filed in any jurisdiction in order to qualify or register the Shares under the securities laws thereof; (ii) arise out of or are based upon the omission or alleged omission to state in any of the foregoing documents or information, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or, (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), Offering Prospectus (or any amendment or supplement thereto), the Conversion Application (including any document required to be furnished therewith), any Blue Sky Application or Sales Information or other documentation distributed in connection with the Conversion; provided, however, that no indemnification is required under this paragraph (a) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue material statements or alleged untrue material statements in, or material omission or alleged material omission from, the Registration Statement (or any amendment or supplement thereto), the Conversion Application (including any document required to be furnished therewith) , any Blue Sky Application, the Offering Prospectus (or any amendment or supplement thereto), or Sales Information made in reliance upon and in conformity with written information furnished to the Company or the Association by Capital Resources regarding Capital Resources expressly for use under the captions AThe Offering Plan of Distribution/Marketing Arrangements" or "Community Offering" or ASyndicated Community Offering" in the Offering Prospectus nor is indemnification required for material oral misstatements made by Capital Resources, which are not based upon information provided by the Association or the Company orally or in writing or based on information contained in the Registration Statement (or any amendment or supplement thereto), Offering Prospectus (or any amendment or supplement thereto), the Conversion Application (including any document required to be furnished therewith), any Blue Sky Application or Sales Information distributed in connection with the Conversion. In addition, the Association and the Company will not be liable under the foregoing provisions to the extent that the loss, claim, damage, liability or actions is expressly found in a final judgment by a court of competent jurisdiction to have resulted from Capital Resources' bad faith or gross negligence.

     (b) Capital Resources agrees to indemnify and hold harmless the Company and the Association, their directors and officers, agents, servants and employees and each person, if any, who controls the Company or the Association within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses), joint or several which they, or any of them, may suffer or to which they, or any of them, may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Company, the Association and any such persons upon written demand for any expenses (including fees and disbursements of counsel) incurred by them, or any of them, in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment of supplement thereto), or the Offering Prospectus (or any amendment or supplement thereto), or the Conversion Application or any Blue Sky Application or Sales Information or are based upon the omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that Capital Resources obligations under this Section 9(b) shall exist only if and only to the extent that such untrue statement or alleged untrue statement was made in, or such material fact or alleged material fact was omitted from, the Registration Statement (or any amendment or supplement thereto), the Offering Prospectus (or any amendment or supplement thereto), or the Conversion Application, any Blue Sky Application or Sales Information in reliance upon and in conformity with written information furnished to the Company or the Association by Capital Resources regarding Capital Resources expressly for use under the caption AThe Offering - Plan of Distribution/Marketing Arrangements" or "Community Offering" or "Syndicated Community Offering" in the Offering Prospectus or in the event of oral misstatements made by Capital Resources, which are not based upon information provided by the Association or the Company orally or in writing or based on information contained in the Registration Statement (or any amendment or supplement thereto), Offering Prospectus (or any amendment or supplement thereto), the Conversion Application, any Blue Sky Application or Sales Information distributed in connection with the Conversion. In addition, Capital Resources will not be liable under the foregoing provisions to the extent that the loss, claim, damage, liability or actions is expressly found in a final judgment by a court of competent jurisdiction to have resulted from the Association's or the Company's bad faith or gross negligence.

     (c) Each indemnified party shall give prompt written notice to each indemnifying party of any action, proceeding, claim (whether commenced or threatened), or suit instituted against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have on account of this Section 9 or otherwise. An indemnifying party may participate at its own expense in the defense of such action. In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume defense of such action with counsel chosen by it and approved by the indemnified parties that are defendants in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, proceeding or claim, other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for the fees and expenses of more than one separate firm of attorneys (and any special counsel that said firm may retain) for all indemnified parties in connection with any one action, proceeding or claim or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances.


     (d) The agreements contained in this Section 9 and in Section 10 hereof and the representations and warranties of the Company and the Association set forth in this Agreement shall remain operative and in full force and effect regardless of: (i) any investigation made by or on behalf of Capital Resources or its officers, directors or controlling persons, agents or employees or by or on behalf of the Company or the Association or any officers, directors or controlling persons, agents or employees of the Company or the Association or any controlling person, director or officer of the Company or the Association;
(ii) delivery of and payment hereunder for the Shares; or (iii) any termination of this Agreement.

     (e) No indemnification by the Association under Section 9(a) hereof nor contribution under Section 10 hereof shall be effective if the same shall be deemed to be in violation of any law, rule or regulation applicable to the Association including, without limitation, Section 23A of the Federal Reserve Act. If the indemnification or contribution by the Association is not effective pursuant to the preceding sentence, then the indemnification by Capital Resources pursuant to Section 9(b) shall be given only to the Company, its directors and officers, agents, servants and employees and not to the Association, its directors and officers, agents, servants and employees and the Association shall not be entitled to any contribution from Capital Resources pursuant to Section 10.

     SECTION 10. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in
Section 9 is due in accordance with its terms but is for any reason unavailable as a result of Section 9(e) or held by a court to be unavailable from the Company, the Association or Capital Resources, the Company, the Association and Capital Resources shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of any action, suit or proceeding of any claims asserted, but after deducting any contribution received by the Company or the Association or Capital Resources from persons other than the other party thereto, who may also be liable for contribution) in such proportion so that Capital Resources is responsible for that portion represented by the fees paid to Capital Resources pursuant to Section 2 of this Agreement (not including expenses) bears to the gross proceeds received by the Company from the sale of the Shares in the Offering and the Company and the Association shall be responsible for the balance. If, however, the allocation provided above is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 9 above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative fault of the Company and the Association on the one hand and Capital Resources on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereof), but also the relative benefits received by the Company and Association on the one hand and Capital Resources on the other from the offering as well as any other relevant equitable considerations. The relative benefits received by the Company and the Association on the one hand and Capital Resources on the other shall be deemed to be in the same proportion as the total gross proceeds from the Offering (before deducting expenses) received by the Company bear to the total fees (not including expenses) received by Capital Resources. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and/or the Association on the one hand or Capital Resources on the other and the parties' relative intent, good faith, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Association and Capital Resources agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 10. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or action, proceedings or claims in respect thereof) referred to above in this Section 10 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. It is expressly agreed that Capital Resources shall not be liable for any loss, liability, claim, damage or expense or be required to contribute any amount which in the aggregate exceeds the amount paid (excluding reimbursable expenses) to Capital Resources under this Agreement. It is understood that the above-stated limitation on Capital Resources' liability is essential to Capital Resources and that Capital Resources relied upon such limitation and would not have entered into this Agreement if such limitation had not been agreed to by the parties to this Agreement. No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation. The obligations of the Company and the Association under this
Section 10 and under Section 9 shall be in addition to any liability which the Company and the Association may otherwise have. For purposes of this Section 10, each of Capital Resources', the Company's or the Association's officers and directors and each person, if any, who controls Capital Resources or the Company or the Association within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as the Company and the Association. Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit, claim or proceeding against such party in respect of which a claim for contribution may be made against another party under this Section 10, will notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have hereunder or otherwise than under this Section 10. This Section 10 is subject to and limited by the provisions of
Section 23A of the Federal Reserve Act, as applicable.

     SECTION 11. Survival of Agreements, Representations and Indemnities. The respective indemnities of the Company, the Association and Capital Resources and the representations and warranties and other statements of the Company and the Association set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of Capital Resources, the Company, the Association or any indemnified person referred to in Section 9 hereof, and shall survive the issuance of the Shares, and any legal representative, successor or assign of Capital Resources, the Association, and any such indemnified person shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

     SECTION 12. Termination. Capital Resources may terminate this Agreement by giving the notice indicated below in this Section at any time after this Agreement becomes effective as follows:

     (a) In the event the Company fails to sell all of the Shares within the period specified, and in accordance with the provisions of the Plan or as required by the Conversion Regulations and applicable law, this Agreement shall terminate upon refund by the Association to each person who has subscribed for or ordered any of the Shares the full amount which it may have received from such person, together with interest as provided in the Offering Prospectus, and no party to this Agreement shall have any obligation to the other hereunder, except for payment by the Association and/or the Company as set forth in Sections 2, 7, 9 and 10 hereof.

     (b) If any of the conditions specified in Section 8 shall not have been fulfilled when and as required by this Agreement, or by the Closing Date, or waived in writing by Capital Resources, this Agreement and all of Capital
Resources obligations hereunder may be canceled by Capital Resources by notifying the Association of such cancellation in writing or by telegram at any time at or prior to the Closing Date, and, any such cancellation shall be without liability of any party to any other party except as otherwise provided in Sections 2, 7, 9 and 10 hereof.

     (c) If Capital Resources elects to terminate this Agreement as provided in this section, the Company and the Association shall be notified as provided in
Section 13 hereof, promptly by Capital Resources by telephone or telegram, confirmed by letter.

     SECTION 13. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be mailed in writing and if sent to Capital Resources shall be mailed, delivered or telegraphed and confirmed to Capital Resources, Inc., 1211 Connecticut Avenue, N.W., Suite 200, Washington, D.C. 20036 Attention: Catherine K. Rochester (with a copy to Steele Silcox & Browning, P.C., 1150 Connecticut Ave., NW, Ninth Floor, Washington, D.C. 20036,
Attention: Clark R. Silcox, Esq.) and, if sent to the Company and the Association, shall be mailed, delivered or telegraphed and confirmed to the Company and the Association at 51 South Front Street, Steelton, Pennsylvania 17113, Attention: Mr. Harold E. Stremmel (with a copy to Malizia, Spidi, Sloane & Fisch, P.C., 1301 K Street, NW, Suite 700 East, Washington, D.C. 20005,
Attention: Samuel Malizia, Esq.)

     SECTION 14. Parties. The Company and the Association shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of Capital Resources when the same shall have been given by the undersigned.
Capital Resources shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf or the Company or the Association, when the same shall have been given by the undersigned or any other officer of the Company or the Association. This Agreement shall inure solely to the benefit of, and shall be binding upon, Capital Resources and the Company, the Association and the controlling persons referred to in Section 9 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

     SECTION 15. Closing. The closing for the sale of the Shares shall take place on the Closing Date at the offices of Malizia, Spidi, Sloane & Fisch, P.C., 1301 K Street, NW, Suite 700 East, Washington, D.C. 20005, or such other location as mutually agreed upon by Capital Resources, the Company and the Association. At the closing, the Association shall deliver to Capital Resources in next day funds the commissions, fees and expenses due and owing to Capital Resources as set forth in Sections 2 and 7 hereof and the opinions and certificates required hereby and other documents deemed reasonably necessary by Capital Resources shall be executed and delivered to effect the sale of the Shares as contemplated hereby and pursuant to the terms of the Offering Prospectus.

     SECTION 16. Partial Invalidity. In the event that any term, provision or covenant herein or the application thereof to any circumstances or situation shall be invalid or unenforceable, in whole or in part, the remainder hereof and the application of said term, provision or covenant to any other circumstance or situation shall not be affected thereby, and each term, provision or covenant herein shall be valid and enforceable to the full extent permitted by law.

     SECTION 17. Construction. This Agreement shall be construed in accordance with the laws of the District of Columbia.

     SECTION 18. Counterparts. This Agreement may be executed in separate counterparts, each of which so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

     Time shall be of the essence of this Agreement.

     If the foregoing correctly sets forth the arrangement among the Company, the Association and Capital Resources, please indicate acceptance thereof in the space provided below for that purpose, whereupon this letter and Capital Resources' acceptance shall constitute a binding agreement.

                               Very truly yours,

                               Steelton Bancorp, Inc..


                           By:
                               ------------------------------------------------
                               Harold E. Stremmel, President and
                               Chief Executive Officer

                               Mechanics Savings and Loan, FSA


                          By:
                               ------------------------------------------------
                               Harold E. Stremmel, Executive Vice- President and Chief Executive Officer

                  Accepted as of the date first above written.

CAPITAL RESOURCES, INC.

By:  _____________________________________
      Catherine K. Rochester
      President

                                    EXHIBIT A

                                Capital Resources
                           Broker/Dealer Jurisdictions


California                              New Jersey
Colorado                                New Mexico
Connecticut                             New York
District of Columbia                    Nevada
Florida                                 North Carolina
Georgia                                 Ohio
Iowa                                    Oregon
Idaho                                   Pennsylvania
Illinois                                South Carolina
Indiana                                 Tennessee
Kansas                                  Texas
Kentucky                                Virginia
Louisiana                               West
Maryland                                Virginia
Massachusetts                           Wisconsin
Michigan
Minnesota
Missouri

                                    EXHIBIT B
                      (Form of Selected Dealers' Agreement)

                            369,750 - 500,250 Shares
                    (subject to increase up to 575,288 shares
                      in the event of an oversubscription)

                             STEELTON BANCORP, INC.
                          (a Pennsylvania corporation)

                                  COMMON STOCK
                           ($0.10 Par Value Per Share)

                                     , 1999

[                 ]
[                 ]
[                 ][       ]. [     ]

Gentlemen:

     We have agreed to assist Steelton Bancorp, Inc. (the "Company") and Mechanics Savings and Loan, FSA, a federally chartered mutual savings and loan association (the "Bank"), in connection with the offer and sale of up to 575,288 shares of the Company's common stock, $0.10 par value (the "Shares"), to be issued in connection with the conversion of the Bank to a federally chartered stock savings association (the "Conversion"). The total number of Shares may be decreased to a minimum of 369,750 Shares. The Shares, the number of shares to be issued, and certain of the terms on which they are being offered, are more fully described in the enclosed Prospectus dated _________________ , 1999 (the "Prospectus").


     In connection with its Conversion, the Company has offered the Shares in a Subscription Offering to certain account holders and other members of the Bank as well as in a Community Offering and Syndicated Community Offering. The Shares are also being offered in accordance with the Plan of Conversion by a selling group of broker-dealers.

     We are offering the selected dealers (of which you are one) the opportunity to participate in the solicitation of offers to buy the Shares and we will pay you a fee in the amount of _______ percent (___ %) of the dollar amount of the Shares sold on behalf of the Company by you, as evidenced by the authorized designation of your firm on the order form or forms of such Shares accompanying the funds transmitted for payment therefor to the special account established by the Company for the purpose of holding such funds. It is understood, of course, that payment of your fee will be made only out of compensation received by us for the Shares sold on behalf of the Company by you, as evidenced in according with the preceding sentence. As soon as practicable after the closing date of the offering, we will remit to you, out of our compensation as provided above, the fees to which you are entitled hereunder.

     Each order form for the purchase of the Shares must set forth the identity and address of each person to whom the certificates for such Shares should be issued and delivered. Such order form should clearly identify your firm. You shall instruct any subscriber who elects to send his order form to you to make any accompanying check payable to "Steelton Bancorp, Inc."

     This offer is made subject to the terms and conditions herein set forth and is made only to selected dealers who are (i) members in good standing of the National Association of Securities Dealers, Inc. ("NASD") who are to comply with all applicable rules of the NASD, including without limitation, the "Free-Riding and Withholding" interpretation (IM-2110-1) of the Board of Governors of the NASD and Conduct Rule 2740 of the NASD's Conduct Rules, or (ii) foreign dealers not eligible for membership in the NASD who agree (A) not to sell any Common Stock within the United States, its territories or possessions or to persons who are citizens thereof or residents therein and (B) in making other sales to comply with the above-mentioned NASD Interpretation and Conduct Rules 2878, 2740, and 2750 as if they were NASD members, and Conduct Rule 2420 as it applies to non-member brokers or dealers in a foreign country.

     Orders for Shares will be strictly subject to confirmation and we, acting on behalf of the Company and the Bank, reserve the right in our uncontrolled discretion to reject any order in whole or in part, to accept or reject orders in the order of their receipt or otherwise, and to allot. Neither you nor any person is authorized by the Company, the Bank or by us to give any information or make any representations other than those contained in the Prospectus in connection with the sale of the Shares. No selected dealer is authorized to act as agent for us when soliciting offers to buy the Shares from the public or otherwise. No selected dealer shall engage in any stabilizing (as defined in Regulation M promulgated under the Securities Exchange Act of 1934, as amended) with respect to the Shares during the offering.

     We and each selected dealer assisting in selling Shares pursuant hereto agree to comply with the applicable requirements of the Securities Exchange Act of 1934, as amended and applicable state rules and regulations. In addition, we and each selected dealer confirm that the Securities and Exchange Commission interprets Rule 15c2-8 promulgated under the Securities Exchange Act of 1934, as amended, as requiring that a Prospectus be supplied to each person who is expected to receive a confirmation of sale 48 hours prior to delivery of such person's order form.

     We and each selected dealer further agree to the extent that our customers desire to pay for shares with funds held by or to be deposited with us, in accordance with the interpretation of the Securities Exchange Commission of Rule 15c2-4 promulgated under the Securities Exchange Act of 1934, as amended, either
(a) upon receipt of an executed order form or direction to execute an order on behalf of a customer, to forward the offering price for the Shares ordered on or before twelve noon of the business day following receipt or execution of an order form by us to the Company for deposit in a segregated account or (b) to solicit indications of interest in which event (i) we will subsequently contact any customer indicating interest to confirm the interest and give an order form or to receive authorization to execute the order form on the customer's behalf,
(ii) we will mail acknowledgments of receipt of orders to each customer confirming interest on the business day following such confirmation, (iii) we will debit accounts of such customers on the fifth business day (the "debit date") following receipt of the confirmation referred to in (i) and (ii) we will forward completed order forms together with such funds to the Company on or before twelve noon on the next business day following the debit date for deposit in a segregated account. We and each selected dealer acknowledge that if the procedure in (b) is adopted, our customers' funds are not required to be in their accounts until the debit date. We and each selected dealer agree that no method of payment, other than as set forth in this paragraph, will be employed for shares of Shares sold pursuant to this Agreement.

     Unless earlier terminated by us, this Agreement shall terminate upon the closing date of this offering. We may terminate this Agreement or any provisions hereof at any time by written or telegraphic notice to you. Of course, our obligations hereunder are subject to the successful completion of the offering.

         You agree that at any time or times prior to the termination of this Agreement you will, upon our request, report to us the number of Shares sold on behalf of the Company by you under this Agreement.

     We shall have full authority to take such actions as we may deem advisable in respect of all matters pertaining to the offering. We shall be under no liability to you except for the lack of good faith and for obligations expressly assumed by us in this Agreement.

     Upon application to us, we will inform you as to the states in which we believe the Shares have been qualified for sale under, or are exempt from the requirements of, the respective blue sky law of such states, but we assume no responsibility or obligation as to your rights to sell Shares in any state.

     Additional copies of the Prospectus and any supplements thereto will be supplied in reasonable quantities upon request.

     Any notice from us to you shall be deemed to have been duly given if mailed, telephoned, or telegraphed to you at the address to which this Agreement is mailed.

     This Agreement shall be construed in accordance with the laws of the District of Columbia

     Please confirm your agreement hereto by signing and returning the confirmation accompanying this letter at once to us at Capital Resources, Inc., 1211 Connecticut Ave., NW Suite 200, Washington, D.C. 20036. The enclosed duplicate copy will evidence the agreement between us.

                                      Sincerely,

                                      CAPITAL RESOURCES, INC.



                                      By:
                                          -------------------------------------